EXHIBIT 11
                                                                      ----------

COMPUTATION OF EARNINGS PER SHARE
30-SEP-02                                   NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                                                                          DILUTED          BASIC
BASIC EARNINGS PER SHARE:                             NET SHARES   TOTAL   GRANT/PURCH.    DAYS          WEIGHTED        WEIGHTED
                                                         ADDED     SHARES      DATE     OUTSTANDING       SHARES          SHARES
                                                       --------  ---------   --------   -----------   -------------   -------------
Beginning balance                                                7,959,721   01/01/02           273   2,173,003,833   2,173,003,833

Grant/Exercise of stock options and purchase warrants:
Assumed issued and outstanding - beginning of period                35,195   01/01/98           273       9,608,235              --

Common stock issuable upon conversion of:
Series "A" preferred stock                                       2,465,787   01/09/02           265     653,433,555              --
Series "B" preferred stock                                         933,269   01/09/02           265     247,316,285              --

Stock issued during the quarter:
Exercise of stock options in period:                      5,000      5,000   01/17/02           257       1,285,000       1,285,000
                                                          3,500      3,500   01/17/02           257         899,500         899,500
                                                                                                      -------------   -------------
End of period                                                    7,968,221                            3,085,546,408   2,175,188,333
Days Outstanding from Beginning of Period                                                                       273             273
------------------------------------------------------                                                -------------   -------------
                                                                                                         11,302,368       7,967,723

Net Loss                                                                                                 (3,679,155)     (3,679,155)
------------------------------------------------------                                                -------------   -------------
Net Loss per Share:  Diluted and Basic                                                                        (0.33)          (0.46)
======================================================                                                =============   =============




CROSSWALK.COM, INC.
COMPUTATION OF EARNINGS PER SHARE
30-SEP-02                                  THREE MONTHS ENDED SEPTEMBER 30, 2002

                                                                                                          DILUTED          BASIC
BASIC EARNINGS PER SHARE:                             NET SHARES   TOTAL   GRANT/PURCH.    DAYS          WEIGHTED        WEIGHTED
                                                         ADDED     SHARES      DATE     OUTSTANDING       SHARES          SHARES
                                                       --------  ---------   --------   -----------   -------------   -------------
Beginning balance                                                7,968,221   07/01/02            92     733,076,332     733,076,332

Grant/Exercise of stock options and purchase warrants:
Assumed issued and outstanding - beginning of period                35,195   01/01/98            92       3,237,940              --

Common stock issuable upon conversion of:
Series "A" preferred stock                                       2,465,787   01/09/02            92     226,852,404
Series "B" preferred stock                                         933,269   01/09/02            92      85,860,748

Stock issued during the quarter:
Exercise of stock options in period:


                                                                                                      -------------   -------------
End of period                                                    7,968,221                            1,049,027,424     733,076,332
Days Outstanding from Beginning of Period                                                                        92              92
------------------------------------------------------                                                -------------   -------------
                                                                                                         11,402,472       7,968,221

Net Loss                                                                                                 (2,019,184)     (2,019,184)
------------------------------------------------------                                                -------------   -------------
Net Loss per Share:  Diluted and Basic                                                                        (0.18)          (0.25)
======================================================                                                =============   =============